EXHIBIT 99.1

395 de Maisonneuve Blvd. West Montreal, QC H3A 1L6

TICKER SYMBOL	MEDIA AND INVESTOR RELATIONS
(NYSE: UFS) (TSX: UFS)	Pascal Bossé Vice-President Corporate Communications and Investor Relations Tel.: 514-848-5938

DOMTAR CORPORATION REPORTS PRELIMINARY THIRD QUARTER 2011 FINANCIAL RESULTS

Good results with lower maintenance costs and higher prices for paper offsetting weakness in pulp prices

(All financial information is in U.S. dollars, and all earnings per share results are diluted, unless otherwise noted.)

•	Third quarter net earnings of $2.95 per share, earnings before items[1] of $3.10 per share
•	Operating income of $187 million, EBITDA before items[1] of $286 million in the third quarter
•	Acquisition of Attends Healthcare, Inc. completed on September 1, 2011

Montreal, October 27, 2011 – Domtar Corporation (NYSE: UFS) (TSX: UFS) today reported net earnings of $117 million ($2.95 per share) for the third quarter of 2011 compared to net earnings of $54 million ($1.30 per share) for the second quarter of 2011 and net earnings of $191 million ($4.44 per share) for the third quarter of 2010. Sales for the third quarter of 2011 amounted to $1.4 billion. Excluding items listed below, the Company had earnings before items1 of $123 million ($3.10 per share) for the third quarter of 2011 compared to earnings before items1 of $98 million ($2.37 per share) for the second quarter of 2011 and earnings before items1 of $183 million ($4.26 per share) for the third quarter of 2010.

Third quarter 2011 items:

•	Gains on the sale of property, plant and equipment and business of $4 million ($3 million after tax);

•	Charge of $8 million ($4 million after tax) related to the impairment and write-down of property, plant and equipment;

•	Premium paid on debt repurchase of $4 million ($3 million after tax);

•	Closure and restructuring costs of $1 million ($1 million after tax); and

•	Negative impact of purchase accounting of $1 million ($1 million after tax).

Second quarter 2011 items:

•	Charge of $62 million ($38 million after tax) related to the impairment and write-down of property, plant and equipment;

•	Net losses on the sale of property, plant and equipment and business of $6 million ($5 million after tax); and

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

1/12

•	Closure and restructuring costs of $2 million ($1 million after tax).

Third quarter 2010 items:

•	Gain on sale of property, plant and equipment, and business of $14 million ($18 million after tax);

•	Charge of $14 million ($9 million after tax) related to the impairment and write-down of property, plant and equipment; and

•	Closure and restructuring costs of $1 million ($1 million after tax).

“Our performance remains strong. Our financial results improved when compared to the second quarter despite the decline in average selling prices for pulp and high input costs,” said John D. Williams, President and Chief Executive Officer. “While our domestic commodity uncoated paper volumes are in line with market demand, we have developed some business in new markets and geographies which has allowed our volumes to remain steady. The recent acquisition of Attends offers us organic growth prospects and the economic uncertainty provides a backdrop to seize other opportunities and to continue to buy back stock,” added Mr. Williams.

Domtar completed the acquisition of privately-held Attends Healthcare, Inc. (“Attends”) on September 1, 2011. The results reported for the third quarter of 2011 include the financial results of Attends for the period from September 1, 2011 to September 30, 2011. The segment results are reported under “Personal Care” segment.

QUARTERLY REVIEW

Operating income before items1 was $193 million in the third quarter of 2011 compared to an operating income before items1 of $165 million in the second quarter of 2011. Depreciation and amortization totaled $93 million in the third quarter of 2011.

(In millions of dollars)	3Q 2011	2Q 2011
Sales	$1,417	$1,403
Operating income (loss)
Pulp and Paper segment	189	91
Distribution segment	(1)	(2)
Personal Care segment	—	—
Corporate	(1)	6

Total	187	95
Operating income before items[1]	193	165
Depreciation and amortization	93	95

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

2/12

The increase in operating income before items1 in the third quarter of 2011 was the result of lower maintenance costs and variable compensation, higher average selling prices for paper and the positive impact of a weaker Canadian dollar. These factors were partially offset by lower average selling prices for pulp and lower shipments for paper and pulp. When compared to the second quarter of 2011, paper shipments decreased 1% and pulp shipments decreased 1%. Paper deliveries of ArivaTM increased 5% when compared to the second quarter of 2011. The shipments-to-production ratio for paper was 102% in the third quarter of 2011, compared to 101% in the second quarter of 2011. Paper inventories declined by 16,000 tons while pulp inventories increased by 21,000 metric tons as at the end of September, compared to June levels.

LIQUIDITY AND CAPITAL

Cash flow provided from operating activities amounted to $257 million and capital expenditures amounted to $31 million resulting in free cash flow1 of $226 million in the third quarter of 2011.

Under its stock repurchase program, Domtar repurchased 2,515,791 shares of common stock during the third quarter and a total of 5,725,841 shares of common stock at an average price of $82.16 since the implementation of the program in May 2010. Domtar currently has $130 million remaining availability under its Program.

OUTLOOK

Domtar paper shipments are expected to decline in the fourth quarter when compared to the third quarter due to seasonal factors while the cyclical downturn in global pulp markets is expected to lead to further declines in average selling prices for market pulp. Domtar’s fourth quarter results will benefit from the inclusion of Attends’ financial results for a full quarter.

EARNINGS CONFERENCE CALL

The Company will hold a conference call today at 10:00 a.m. (ET) to discuss its third quarter 2011 financial results. Financial analysts are invited to participate in the call by dialing at least 10 minutes before start time 1-866-321-8231 (toll free—North America) or 1-416-642-5213 (International), while media and other interested individuals are invited to listen to the live webcast on the Domtar Corporation website at www.domtar.com.

The Company will release its fourth quarter 2011 earnings on February 2, 2012 before markets open, followed by a conference call at 10:00 a.m. (ET) to discuss results. The date is tentative and will be confirmed approximately three weeks prior to the official earnings release date.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

3/12

About Domtar

Domtar Corporation (NYSE: UFS) (TSX: UFS) is the largest integrated manufacturer and marketer of uncoated freesheet paper in North America and the second largest in the world based on production capacity, and is also a manufacturer of papergrade, fluff and specialty pulp. The Company designs, manufactures, markets and distributes a wide range of business, commercial printing and publishing as well as converting and specialty papers including recognized brands such as Cougar®, Lynx® Opaque Ultra, Husky® Opaque Offset, First Choice® and Domtar EarthChoice® Office Paper, part of a family of environmentally and socially responsible papers. Domtar also produces a complete line of incontinence care products and distributes washcloths marketed primarily under the Attends® brand name. Domtar owns and operates ArivaTM, an extensive network of strategically located paper distribution facilities. The Company employs approximately 8,800 people. To learn more, visit www.domtar.com.

Forward-Looking Statements

All statements in this news release that are not based on historical fact are “forward-looking statements.” While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under the captions “Forward-Looking Statements” and “Risk Factors” of the latest Form 10-K filed with the SEC as periodically updated by subsequently filed Form 10-Q’s. Unless specifically required by law, we assume no obligation to update or revise these forward-looking statements to reflect new events or circumstances.

-(30)-

4/12

Domtar Corporation

Highlights

(In millions of dollars, unless otherwise noted)

	Three months ended September 30 2011	Three months ended September 30 2010	Nine months ended September 30 2011	Nine months ended September 30 2010
	(Unaudited)
	$	$	$	$
Selected Segment Information
Sales
Pulp and Paper	1,246	1,296	3,776	3,858
Distribution	197	233	604	658
Personal Care	17	—	17	—
Wood	—	—	—	150

Total for reportable segments	1,460	1,529	4,397	4,666
Intersegment sales - Pulp and Paper	(43)	(56)	(154)	(178)
Intersegment sales - Wood	—	—	—	(11)

Consolidated sales	1,417	1,473	4,243	4,477

Depreciation and amortization and impairment and write-down of property, plant and equipment
Pulp and Paper	91	96	277	287
Distribution	1	1	3	3
Personal Care	1	—	1	—
Wood	—	—	—	10

Total for reportable segments	93	97	281	300
Impairment and write-down of property, plant and equipment - Pulp and Paper	8	14	73	50

Consolidated depreciation and amortization and impairment and write-down of property, plant and equipment	101	111	354	350

Operating income (loss)
Pulp and Paper	189	237	489	506
Distribution	(1)	—	—	—
Personal Care	—	—	—	—
Wood	—	—	—	(54)
Corporate	(1)	(1)	4	(4)

Consolidated operating income	187	236	493	448
Interest expense, net	25	24	67	126

Earnings before income taxes	162	212	426	322
Income tax expense	45	21	122	42

Net earnings	117	191	304	280

Per common share (in dollars)
Net earnings
Basic	2.96	4.47	7.43	6.53
Diluted	2.95	4.44	7.38	6.48
Weighted average number of common and exchangeable shares outstanding (millions)
Basic	39.5	42.7	40.9	42.9
Diluted	39.7	43.0	41.2	43.2

Cash flows provided from operating activities	257	267	711	1,000
Additions to property, plant and equipment	31	38	64	112

5/12

Domtar Corporation

Consolidated Statements of Earnings

(In millions of dollars, unless otherwise noted)

	Three months ended September 30 2011	Three months ended September 30 2010	Nine months ended September 30 2011	Nine months ended September 30 2010
	(Unaudited)
	$	$	$	$
Sales	1,417	1,473	4,243	4,477
Operating expenses
Cost of sales, excluding depreciation and amortization	1,055	1,048	3,132	3,397
Depreciation and amortization	93	97	281	300
Selling, general and administrative	75	91	253	244
Impairment and write-down of property, plant and equipment	8	14	73	50
Closure and restructuring costs	1	1	14	26
Other operating loss (income), net	(2)	(14)	(3)	12

	1,230	1,237	3,750	4,029

Operating income	187	236	493	448
Interest expense, net	25	24	67	126

Earnings before income taxes	162	212	426	322
Income tax expense	45	21	122	42

Net earnings	117	191	304	280

Per common share (in dollars)
Net earnings
Basic	2.96	4.47	7.43	6.53
Diluted	2.95	4.44	7.38	6.48
Weighted average number of common and exchangeable shares outstanding (millions)
Basic	39.5	42.7	40.9	42.9
Diluted	39.7	43.0	41.2	43.2

6/12

Domtar Corporation

Consolidated Balance Sheets at

(In millions of dollars)

	September 30 2011	December 31 2010
	(Unaudited)
	$	$
Assets
Current assets
Cash and cash equivalents	461	530
Receivables, less allowances of $5 and $7	679	601
Inventories	630	648
Prepaid expenses	24	28
Income and other taxes receivable	51	78
Deferred income taxes	115	115

Total current assets	1,960	2,000
Property, plant and equipment, at cost	8,424	9,255
Accumulated depreciation	(4,934)	(5,488)

Net property, plant and equipment	3,490	3,767
Goodwill	163	—
Intangible assets, net of amortization	205	56
Other assets	202	203

Total assets	6,020	6,026

Liabilities and shareholders’ equity
Current liabilities
Bank indebtedness	17	23
Trade and other payables	753	678
Income and other taxes payable	29	22
Long-term debt due within one year	5	2

Total current liabilities	804	725
Long-term debt	837	825
Deferred income taxes and other	1,052	924
Other liabilities and deferred credits	328	350
Shareholders’ equity
Exchangeable shares	53	64
Additional paid-in capital	2,388	2,791
Retained earnings	623	357
Accumulated other comprehensive loss	(65)	(10)

Total shareholders’ equity	2,999	3,202

Total liabilities and shareholders’ equity	6,020	6,026

7/12

Domtar Corporation

Consolidated Statements of Cash Flows

(In millions of dollars)

	Nine months ended September 30 2011	Nine months ended September 30 2010
	(Unaudited)
	$	$
Operating activities
Net earnings	304	280
Adjustments to reconcile net earnings to cash flows from operating activities
Depreciation and amortization	281	300
Deferred income taxes and tax uncertainties	56	7
Impairment and write-down of property, plant and equipment	73	50
Loss on repurchase of long-term debt	4	40
Net losses (gains) on disposals of property, plant and equipment and sale of businesses	(5)	33
Stock-based compensation expense	3	3
Other	—	(6)
Changes in assets and liabilities, excluding the effects of acquisition and sale of businesses
Receivables	(56)	(134)
Inventories	20	40
Prepaid expenses	(4)	(2)
Trade and other payables	14	(4)
Income and other taxes	27	375
Difference between employer pension and other post-retirement contributions and pension and other post-retirement expense	(7)	5
Other assets and other liabilities	1	13

Cash flows provided from operating activities	711	1,000

Investing activities
Additions to property, plant and equipment	(64)	(112)
Proceeds from disposals of property, plant and equipment	34	26
Proceeds from sale of businesses	10	161
Acquisition of business, net of cash acquired	(288)	—

Cash flows provided from (used for) investing activities	(308)	75

Financing activities
Dividend payments	(36)	(11)
Net change in bank indebtedness	(7)	(16)
Repayment of long-term debt	(17)	(763)
Borrowings under accounts receivable securitization program	—	20
Premium paid on debt repurchases	(7)	(26)
Stock repurchase	(415)	(44)
Prepaid on structured stock repurchase, net	—	(19)
Other	10	(3)

Cash flows used for financing activities	(472)	(862)

Net increase (decrease) in cash and cash equivalents	(69)	213
Translation adjustments related to cash and cash equivalents	—	—
Cash and cash equivalents at beginning of period	530	324

Cash and cash equivalents at end of period	461	537

Supplemental cash flow information
Net cash payments for:
Interest	51	77
Income taxes paid	42	24

8/12

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization.” Management believes that the financial metrics presented are frequently used by investors and are useful to evaluate our ability to service debt and our overall credit profile. Management believes these metrics are also useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates “Earnings before items” and “EBITDA before items” by excluding the after-tax (pre-tax) effect of items considered by management as not reflecting our current operations. Management uses these measures, as well as EBITDA and Free cash flow, to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Net earnings provides for a more complete analysis of the results of operations. Net earnings and Cash flow provided from operating activities are the most directly comparable GAAP measures.

			2011				2010
			Q1	Q2	Q3	YTD	Q1	Q2	Q3	Q4	YTD
Reconciliation of “Earnings before items” to Net earnings
	Net earnings	($)	133	54	117	304	58	31	191	325	605
(-)	Alternative fuel tax credits	($)	—	—	—	—	(18)	—	—	—	(18)
(-)	Cellulose biofuel producer credits	($)	—	—	—	—	—	—	—	(127)	(127)
(-)	Reversal of valuation allowance on Canadian deferred income tax balances	($)	—	—	—	—	—	—	—	(100)	(100)
(+)	Impairment and write-down of property, plant and equipment	($)	2	38	4	44	16	9	9	—	34
(+)	Closure and restructuring costs	($)	8	1	1	10	14	4	1	1	20
(-)	Net losses (gains) on disposals of property, plant and equipment and sale of businesses	($)	(5)	5	(3)	(3)	(1)	48	(18)	—	29
(+)	Impact of purchase accounting	($)	—	—	1	1	—	—	—	—	—
(+)	Loss on repurchase of long-term debt	($)	—	—	3	3	—	24	—	4	28
(=)	Earnings before items	($)	138	98	123	359	69	116	183	103	471
(/)	Weighted avg. number of common and exchangeable shares outstanding (diluted)	(millions)	42.4	41.4	39.7	41.2	43.3	43.4	43.0	42.8	43.2
(=)	Earnings before items per diluted share	($)	3.25	2.37	3.10	8.71	1.59	2.67	4.26	2.41	10.90

Reconciliation of “EBITDA” and “EBITDA before items” to Net earnings
	Net earnings	($)	133	54	117	304	58	31	191	325	605
(+)	Income tax expense (benefit)	($)	57	20	45	122	26	(5)	21	(199)	(157)
(+)	Interest expense, net	($)	21	21	25	67	32	70	24	29	155
(=)	Operating income	($)	211	95	187	493	116	96	236	155	603
(+)	Depreciation and amortization	($)	93	95	93	281	102	101	97	95	395
(+)	Impairment and write-down of property, plant and equipment	($)	3	62	8	73	22	14	14	—	50
(-)	Net losses (gains) on disposals of property, plant and equipment and sale of businesses	($)	(7)	6	(4)	(5)	(1)	48	(14)	—	33
(=)	EBITDA	($)	300	258	284	842	239	259	333	250	1,081
(/)	Sales	($)	1,423	1,403	1,417	4,243	1,457	1,547	1,473	1,373	5,850
(=)	EBITDA margin	(%)	21%	18%	20%	20%	16%	17%	23%	18%	18%
	EBITDA	($)	300	258	284	842	239	259	333	250	1,081
(-)	Alternative fuel tax credits	($)	—	—	—	—	(25)	—	—	—	(25)
(+)	Closure and restructuring costs	($)	11	2	1	14	20	5	1	1	27
(+)	Impact of purchase accounting	($)	—	—	1	1	—	—	—	—	—
(=)	EBITDA before items	($)	311	260	286	857	234	264	334	251	1,083
(/)	Sales	($)	1,423	1,403	1,417	4,243	1,457	1,547	1,473	1,373	5,850
(=)	EBITDA margin before items	(%)	22%	19%	20%	20%	16%	17%	23%	18%	19%

Reconciliation of “Free cash flow” to Cash flow provided from operating activities
	Cash flow provided from operating activities	($)	148	306	257	711	123	610	267	166	1,166
(-)	Additions to property, plant and equipment	($)	(13)	(20)	(31)	(64)	(31)	(43)	(38)	(41)	(153)
(=)	Free cash flow	($)	135	286	226	647	92	567	229	125	1,013

“Net debt-to-total capitalization” computation
	Bank indebtedness	($)	25	25	17		19	30	26	23
(+)	Long-term debt due within one year	($)	2	2	5		31	30	22	2
(+)	Long-term debt	($)	825	824	837		1,600	1,186	961	825
(=)	Debt	($)	852	851	859		1,650	1,246	1,009	850
(-)	Cash and cash equivalents	($)	(604)	(742)	(461)		(314)	(514)	(537)	(530)
(=)	Net debt	($)	248	109	398		1,336	732	472	320
(+)	Shareholders’ equity	($)	3,288	3,194	2,999		2,748	2,642	2,811	3,202
(=)	Total capitalization	($)	3,536	3,303	3,397		4,084	3,374	3,283	3,522
	Net debt	($)	248	109	398		1,336	732	472	320
(/)	Total capitalization	($)	3,536	3,303	3,397		4,084	3,374	3,283	3,522
(=)	Net debt-to-total capitalization	(%)	7%	3%	12%		33%	22%	14%	9%

“Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Net earnings, Operating income or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

9/12

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures—By Segment 2011

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”), financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of items considered by management as not reflecting our ongoing operations. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

			Pulp and Paper					Distribution					Personal Care (1)
			Q1’11	Q2’11	Q3’11	Q4’11	YTD	Q1’11	Q2’11	Q3’11	Q4’11	YTD	Q1’11	Q2’11	Q3’11	Q4’11	YTD
Reconciliation of Operating income (loss) to “Operating income (loss) before items”
	Operating income (loss)	($)	209	91	189	—	489	3	(2)	(1)	—	—	—	—	—	—	—
(+)	Impairment and write-down of property, plant and equipment	($)	3	62	8	—	73	—	—	—	—	—	—	—	—	—	—
(+)	Closure and restructuring costs	($)	11	2	1	—	14	—	—	—	—	—	—	—	—	—	—
(-)	Net losses (gains) on disposals of property, plant and equipment and sale of business	($)	(4)	12	(4)	—	4	(3)	—	—	—	(3)	—	—	—	—	—
(+)	Impact of purchase accounting	($)	—	—	—	—	—	—	—	—	—	—	—	—	1	—	1
(=)	Operating income (loss) before items	($)	219	167	194	—	580	—	(2)	(1)	—	(3)	—	—	1	—	1
Reconciliation of “Operating income (loss) before items” to “EBITDA before items”
	Operating income (loss) before items	($)	219	167	194	—	580	—	(2)	(1)	—	(3)	—	—	1	—	1
(+)	Depreciation and amortization	($)	92	94	91	—	277	1	1	1	—	3	—	—	1	—	1
(=)	EBITDA before items	($)	311	261	285	—	857	1	(1)	—	—	—	—	—	2	—	2
(/)	Sales	($)	1,269	1,261	1,246	—	3,776	217	190	197	—	604	—	—	17	—	17
(=)	EBITDA margin before items	(%)	25%	21%	23%	—	23%	—	—	—	—	—	—	—	12%	—	12%

			Corporate					Total
			Q1’11	Q2’11	Q3’11	Q4’11	YTD	Q1’11	Q2’11	Q3’11	Q4’11	YTD
Reconciliation of Operating income (loss) to “Operating income (loss) before items”
	Operating income (loss)	($)	(1)	6	(1)	—	4	211	95	187	—	493
(+)	Impairment and write-down of property, plant and equipment	($)	—	—	—	—	—	3	62	8	—	73
(+)	Closure and restructuring costs	($)	—	—	—	—	—	11	2	1	—	14
(-)	Net losses (gains) on disposals of property, plant and equipment and sale of business	($)	—	(6)	—	—	(6)	(7)	6	(4)	—	(5)
(+)	Impact of purchase accounting	($)	—	—	—	—	—	—	—	1	—	1
(=)	Operating income (loss) before items	($)	(1)	—	(1)	—	(2)	218	165	193	—	576
Reconciliation of “Operating income (loss) before items” to “EBITDA before items”
	Operating income (loss) before items	($)	(1)	—	(1)	—	(2)	218	165	193	—	576
(+)	Depreciation and amortization	($)	—	—	—	—	—	93	95	93	—	281
(=)	EBITDA before items	($)	(1)	—	(1)	—	(2)	311	260	286	—	857
(/)	Sales	($)	—	—	—	—	—	1,486	1,451	1,460	—	4,397
(=)	EBITDA margin before items	(%)	—	—	—	—	—	21%	18%	20%	—	19%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

(1)	On September 1, 2011, the Company acquired 100% of the shares of Attends Healthcare, Inc.

10/12

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures—By Segment 2010

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”), financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of items considered by management as not reflecting our ongoing operations. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

			Pulp and Paper					Distribution					Wood (1)
			Q1’10	Q2’10	Q3’10	Q4’10	YTD	Q1’10	Q2’10	Q3’10	Q4’10	YTD	Q1’10	Q2’10	Q3’10	Q4’10	YTD
Reconciliation of Operating income (loss) to “Operating income (loss) before items”
	Operating income (loss)	($)	120	149	237	161	667	1	(1)	—	(3)	(3)	(5)	(49)	—	—	(54)
(-)	Alternative fuel tax credits	($)	(25)	—	—	—	(25)	—	—	—	—	—	—	—	—	—	—
(+)	Impairment and write-down of property, plant and equipment	($)	22	14	14	—	50	—	—	—	—	—	—	—	—	—	—
(+)	Closure and restructuring costs	($)	20	5	1	—	26	—	—	—	1	1	—	—	—	—	—
(-)	Net losses (gains) on disposals of property, plant and equipment and sale of businesses	($)	—	(3)	(14)	—	(17)	—	—	—	—	—	(1)	49	—	—	48
(=)	Operating income (loss) before items	($)	137	165	238	161	701	1	(1)	—	(2)	(2)	(6)	—	—	—	(6)
Reconciliation of “Operating income (loss) before items” to “EBITDA before items”
	Operating income (loss) before items	($)	137	165	238	161	701	1	(1)	—	(2)	(2)	(6)	—	—	—	(6)
(+)	Depreciation and amortization	($)	96	95	96	94	381	1	1	1	1	4	5	5	—	—	10
(=)	EBITDA before items	($)	233	260	334	255	1,082	2	—	1	(1)	2	(1)	5	—	—	4
(/)	Sales	($)	1,245	1,317	1,296	1,212	5,070	212	213	233	212	870	67	83	—	—	150
(=)	EBITDA margin before items	(%)	19%	20%	26%	21%	21%	1%	—	—	—	—	—	6%	—	—	3%

			Corporate					Total
			Q1’10	Q2’10	Q3’10	Q4’10	YTD	Q1’10	Q2’10	Q3’10	Q4’10	YTD
Reconciliation of Operating income (loss) to “Operating income (loss) before items”
	Operating income (loss)	($)	—	(3)	(1)	(3)	(7)	116	96	236	155	603
(-)	Alternative fuel tax credits	($)	—	—	—	—	—	(25)	—	—	—	(25)
(+)	Impairment and write-down of property, plant and equipment	($)	—	—	—	—	—	22	14	14	—	50
(+)	Closure and restructuring costs	($)	—	—	—	—	—	20	5	1	1	27
(-)	Net losses (gains) on disposals of property, plant and equipment and sale of businesses	($)	—	2	—	—	2	(1)	48	(14)	—	33
(=)	Operating income (loss) before items	($)	—	(1)	(1)	(3)	(5)	132	163	237	156	688
Reconciliation of “Operating income (loss) before items” to “EBITDA before items”
	Operating income (loss) before items	($)	—	(1)	(1)	(3)	(5)	132	163	237	156	688
(+)	Depreciation and amortization	($)	—	—	—	—	—	102	101	97	95	395
(=)	EBITDA before items	($)	—	(1)	(1)	(3)	(5)	234	264	334	251	1,083
(/)	Sales	($)	—	—	—	—	—	1,524	1,613	1,529	1,424	6,090
(=)	EBITDA margin before items	(%)	—	—	—	—	—	15%	16%	22%	18%	18%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

(1)

As previously reported, Domtar sold 88% of the Wood segment on June 30, 2010 to EACOM Timber Corporation (“EACOM”). During the fourth quarter of 2010, in an unrelated transaction, Domtar sold the remaining 12% of common stock held in EACOM.

11/12

Domtar Corporation

Supplemental Segmented Information

(In millions of dollars, unless otherwise noted)

		2011				2010
		Q1	Q2	Q3	YTD	Q1	Q2	Q3	Q4	YTD
Pulp and Paper Segment
Sales	($)	1,269	1,261	1,246	3,776	1,245	1,317	1,296	1,212	5,070
Intersegment sales - Pulp and Paper	($)	(63)	(48)	(43)	(154)	(62)	(60)	(56)	(51)	(229)
Operating income	($)	209	91	189	489	120	149	237	161	667
Depreciation and amortization	($)	92	94	91	277	96	95	96	94	381
Impairment and write-down of property, plant and equipment	($)	3	62	8	73	22	14	14	—	50
Papers
Papers Production	(’000 ST)	899	890	875	2,664	906	882	906	873	3,567
Papers Shipments	(’000 ST)	913	901	889	2,703	960	891	896	850	3,597
Uncoated Freesheet	(’000 ST)	913	901	889	2,703	925	889	896	850	3,560
Coated Groundwood	(’000 ST)	—	—	—	—	35	2	—	—	37
Pulp
Pulp Shipments(a)	(’000 ADMT)	375	361	358	1,094	388	486	412	376	1,662
Hardwood Kraft Pulp	(%)	20%	19%	18%	19%	40%	38%	37%	24%	35%
Softwood Kraft Pulp	(%)	55%	54%	56%	55%	49%	52%	53%	62%	54%
Fluff Pulp	(%)	25%	27%	26%	26%	11%	10%	10%	14%	11%
Distribution Segment
Sales	($)	217	190	197	604	212	213	233	212	870
Operating income (loss)	($)	3	(2)	(1)	—	1	(1)	—	(3)	(3)
Depreciation and amortization	($)	1	1	1	3	1	1	1	1	4
Personal Care Segment
Sales	($)	—	—	17	17	—	—	—	—	—
Operating income	($)	—	—	—	—	—	—	—	—	—
Depreciation and amortization	($)	—	—	1	1	—	—	—	—	—
Wood Segment
Sales	($)	—	—	—	—	67	83	—	—	150
Intersegment sales - Wood	($)	—	—	—	—	(5)	(6)	—	—	(11)
Operating loss	($)	—	—	—	—	(5)	(49)	—	—	(54)
Depreciation and amortization	($)	—	—	—	—	5	5	—	—	10
Lumber Production	(Millions FBM)	—	—	—	—	172	165	—	—	337
Lumber Shipments	(Millions FBM)	—	—	—	—	164	187	—	—	351
Average Exchange Rates	$US/$CAN	0.986	0.968	0.980	0.978	1.041	1.028	1.039	1.013	1.030
	$CAN/$US	1.014	1.034	1.021	1.023	0.961	0.973	0.962	0.987	0.971

(a)	Figures are gross of market pulp purchased from other producers on the open market for some of our paper making operations. Pulp Shipments represent the amount of pulp produced in excess of our internal requirement.

Note: the term “ST” refers to a short ton, the term “ADMT” refers to an air dry metric ton, and the term “FBM” refers to foot board measure.

12/12